UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 10, 2013, Santarus, Inc. (the “Company” or “Santarus”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Cosmo Technologies Limited (the “Selling Stockholder”) and Jefferies LLC (the “Underwriter”), relating to the sale of 4,250,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), by the Selling Stockholder at the price to the public of $18.25 per share. Under the terms of the Underwriting Agreement, the Selling Stockholder has granted the Underwriter a 30-day option to purchase up to an additional 637,500 shares of Common Stock. The Company will not sell any shares in the offering, and will not receive any of the proceeds from the offering. The offering is expected to close on May 15, 2013, subject to customary closing conditions.

The offering is being made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-156806) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), a preliminary prospectus supplement (and accompanying prospectus) and a prospectus supplement (and accompanying prospectus) also filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholder, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Latham & Watkins LLP relating to the validity of the Common Stock to be sold in the offering is attached as Exhibit 5.1 to this report.

The Company issued press releases on May 9, 2013 and May 10, 2013 announcing the commencement of the offering and the pricing of the offering, respectively, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Santarus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Such forward-looking statements include statements about Santarus’ expectations with respect to the completion of the offering by the Selling Stockholder. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties inherent in Santarus’ business, including, without limitation, difficulties or delays in development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, Santarus’ products and other risks detailed in Santarus’ public periodic filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as may be required by applicable law. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 10, 2013, by and among Santarus, Inc., Cosmo Technologies Limited and Jefferies LLC

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release dated May 9, 2013

99.2	Press Release dated May 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: May 10, 2013	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 10, 2013, by and among Santarus, Inc., Cosmo Technologies Limited and Jefferies LLC

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release dated May 9, 2013

99.2	Press Release dated May 10, 2013